UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 21, 2015 (Date of earliest event reported)
Woodward, Inc. (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	000-8408 (Commission File Number)	36-1984010 (IRS Employer Identification Number)

1000 East Drake Road, Fort Collins, Colorado (Address of principal executive offices)	80525 (Zip Code)

970-482-5811 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On January 21, 2015, Woodward, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”). The stockholders considered three proposals, each of which is described more fully in the Company’s proxy statement for the 2014 Annual Meeting. Set forth below are the final voting results on each matter submitted to a vote of the Company’s stockholders for the 2014 Annual Meeting.

Proposal 1. Election of three directors for a three-year term to hold office until the Company’s 2017 Annual Meeting to be held in or about January 2018:

	For	Against	Abstain	Broker Non-Votes
Thomas A. Gendron	51,822,487	2,130,011	115,032	6,950,799
John A. Halbrook	50,175,291	3,791,695	100,545	6,950,798
Ronald M. Sega	53,189,379	629,577	248,574	6,950,799

Proposal 2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year ending September 30, 2015:

For	59,530,373
Against	1,351,204
Abstain	136,752

Proposal 3. Advisory resolution regarding the compensation of the Company’s named executive officers:

For	52,148,894
Against	1,376,221
Abstain	542,408
Broker Non-Votes	6,950,806

As previously reported, pursuant to an advisory resolution based on a vote held at the Company’s 2010 Annual Meeting of Stockholders, stockholders representing more than a majority of the votes cast recommended that the Company hold votes on future advisory resolutions on executive compensation on an annual basis. In light of these voting results and other factors, the Board of Directors of the Company has elected to include in the Company’s proxy materials a non-binding advisory resolution on executive compensation on an annual basis unless and until it determines otherwise.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ A. Christopher Fawzy Corporate Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer
Dated: January 23, 2015	WOODWARD, INC. By: /s/ A. Christopher Fawzy A. Christopher Fawzy Corporate Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer